QuickLinks -- Click here to rapidly navigate through this document
Prospectus Supplement No. 1	Filed Pursuant to Rule 424(b) and (c) File No. 333-115813

24,302,459 SHARES

AEROGEN, INC.

COMMON STOCK

        This prospectus supplement supplements the prospectus, dated August 17, 2004, of Aerogen, Inc. relating to the offering and sale by selling stockholders of Aerogen (or by donees, transferees and other successors in interest that receive such shares as a gift, pledge, partnership distribution or other non-sale transfer) of up to 24,302,459 shares of our common stock, which includes 11,420,940 shares of common stock issuable to the selling stockholders upon conversion of Series A-1 Preferred Stock, 11,331,519 shares of common stock issuable to the selling stockholders upon the exercise of warrants to purchase common stock, 50,000 shares of common stock issued to CA-Shoreline Technology Park Limited Partnership, and 1,500,000 shares of common stock as a good faith estimate of dividends payable to the holders of Series A-1 Preferred Stock. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.
SEE "RISK FACTORS" BEGINNING ON PAGE 1 OF THE PROSPECTUS.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is December 6, 2004.

        The text, table and related notes appearing in the prospectus, dated August 17, 2004, under the heading "Selling Stockholders" is superseded by the following text, table and related notes:

SELLING STOCKHOLDERS

        On January 23, 2004, we issued a secured convertible debenture, in the principal amount of $500,000, and warrant to the Carpenter 1983 Family Trust UA (the "Carpenter Trust"). The warrant (the "Carpenter Warrant") is exercisable on or after July 26, 2004 for up to 82,129 shares of our common stock at an exercise price of $3.044 per share, and expires on January 23, 2008.

        On March 11, 2004, we entered into a Purchase Agreement (the "Purchase Agreement") with Xmark Fund, L.P., Xmark Fund, Ltd., and the other investors set forth on Schedule I, Schedule II and Schedule III to the Purchase Agreement (collectively, the "Investors"). Pursuant to the Purchase Agreement, we issued 1,142,094 shares of Series A-1 Convertible Preferred Stock (the "Preferred Stock") to the Investors (the "Financing"). The Preferred Stock is convertible for up to 11,420,940 shares of common stock at a conversion price of $3.00 per share. In addition to the Preferred Stock, the Company issued the Investors warrants to purchase up to 11,249,390 shares of common stock at an exercise price of $3.25 per share (the "Warrants"). Each holder of Preferred Stock is entitled to cumulative dividends at a rate of $1.80 per share of Preferred Stock per annum, payable quarterly out of legally available funds or in common stock.

        As part of the Financing, SF Capital Partners, Ltd. ("SF Capital") and the Carpenter Trust agreed to exchange the outstanding debentures previously issued to them for an aggregate of 52,232 shares of Preferred Stock. SF Capital also received a warrant to purchase up to 350,770 shares of our common stock at an exercise price of $3.25 per share in connection with its debt exchange.

        The terms of the Preferred Stock and Warrants preclude each Investor from converting Preferred Stock or exercising Warrants if the conversion or exercise would result in the Investor and/or its affiliates beneficially owning in excess of 4.99% of the Company's outstanding common stock following the conversion or exercise. Each Investor can waive this provision with respect to the Preferred Stock or Warrants it holds by providing 61 days' advance written notice to the Company. In addition, no warrant issued to SF Capital can be exercised if it would result in SF Capital and/or its affiliates beneficially owning more than 9.999% of our outstanding common stock. This provision cannot be waived.

        We intend to issue a total of 361,638 shares of common stock as dividends on the Preferred Stock payable on April 1, 2004, July 1, 2004 and October 1, 2004. If we continue to elect to pay the quarterly dividend due on the Preferred Stock with shares of common stock, the actual number of common shares issuable in satisfaction of such quarterly dividends will vary with the fair market value of the Company's common stock at the end of each calendar quarter. As it is impossible to predict the fair market value of the Company's common stock in the future, it is impossible to accurately predict how many shares of common stock will be issued to satisfy any one quarterly dividend obligation in the future. Furthermore, it is impossible to predict when or if some or all of the Preferred Stock will convert into common stock, which would terminate the dividend obligation as to such converted shares. Based on our current cash resources, we expect to continue to pay the Preferred Stock dividend in common stock, and our good faith estimate of the number of shares that we will issue to satisfy the dividend over a two-to-three year period is 1,500,000 shares.

        An additional 50,000 shares of common stock are also being offered hereunder, consisting of shares of common stock issued to CA-Shoreline Technology Park Limited Partnership ("CA-Shoreline") pursuant to that certain Second Amendment to the Lease Agreement by and between the Company and CA-Shoreline (the "Second Amendment"), dated as of March 9, 2004. The Company agreed to register such additional shares pursuant to registration rights we had granted to CA-Shoreline in connection with the Second Amendment.

        The shares being offered hereunder include: (i) the 11,420,940 shares of common stock issuable upon conversion of the Preferred Stock, (ii) the 11,249,390 shares of common stock issuable upon exercise of the Warrants, (iii) the 1,500,000 shares of common stock estimated to be payable as dividends on the Preferred Stock, (iv) the 82,129 shares of common stock issuable upon exercise of the Carpenter Warrant and (v) the 50,000 shares of common stock issued to CA-Shoreline.

        We are registering the above-referenced shares to permit each of the selling stockholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares from each selling stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares.

        The following table sets forth the name of each selling stockholder, the number of shares owned by each of the respective selling stockholders as of September 30, 2004, the number of shares that may be offered under this prospectus and the number of shares of our common stock owned by the selling stockholders after this offering is completed. Except as otherwise disclosed below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us. The number of shares in the column "Number of Shares Being Offered" represents all of the shares that a selling stockholder may offer under this prospectus, and assumes the exercise of all the warrants for common stock. This number also includes an estimate of the shares of common stock to be issued as quarterly dividends on the Preferred Stock held by the selling stockholders in the amounts included in the footnotes below. These estimates are based on a pro rata allocation among the holders of Preferred Stock of the shares reserved for the quarterly dividend and assume that none of the selling stockholders transfer any of their shares of Preferred Stock or convert any of their shares of Preferred Stock to common stock.

        The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the selling stockholders.

        Our Chief Executive Officer and Chairman of our Board of Directors, Jane E. Shaw, and her husband, Peter Carpenter, are co-trustees of the Carpenter Trust.

        Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934. Unless otherwise noted, none of the share amounts set forth below represents more than 1% of our outstanding stock as of September 30, 2004, calculated as required by rules promulgated by the SEC. The percentages of shares beneficially owned prior to the offering are based on 4,884,829 shares of our common stock outstanding as of September 30, 2004 (including 100,056 of the 127,906 shares of common stock issuable as quarterly dividend payments on the Preferred Stock for the quarters ended March 31 and June 30, 2004), plus the shares of common stock beneficially owned by the respective selling stockholder, as set forth in the following table and more fully described in footnote 2, below. The percentages of shares beneficially owned after the offering are based on 4,884,829 shares of common stock outstanding as of September 30, 2004, plus 24,152,403 shares of common stock that are being registered in this offering and that are not currently outstanding.

	Shares of Common Stock Beneficially Owned Prior to Offering(1)(2)
				Shares Beneficially Owned After Offering(3)
Name			Number of Shares Being Offered
	Number	Percent		Number	Percent
Xmark Fund, Ltd.(4)	256,555	4.99%	1,974,641	0	*
Xmark Fund, LP(4)	256,555	4.99%	1,577,843	0	*
TNC Partners II, LLC(5)	33,851	*	35,512	0	*
Winchester Global Trust Company Limited as Trustee for Caduceus Capital Trust(6)	256,555	4.99%	1,065,750	0	*
Caduceus Capital II, LP(6)	256,555	4.99%	458,273	0	*
UBS Eucalyptus Fund, LLC(6)	256,555	4.99%	1,065,750	0	*
PW Eucalyptus Fund, Ltd.(6)	256,555	4.99%	127,890	0	*

Finsbury Worldwide Pharmaceutical Trust(6)	256,555	4.99%	1,385,475	0	*
HFC SHC Aggressive(6)	256,555	4.99%	159,863	0	*
HealthCap IV, LP(7)	256,555	4.99%	1,948,830	0	*
HealthCap IV Bis, LP(7)	256,555	4.99%	1,408,178	0	*
HealthCap IV KB(7)	256,555	4.99%	142,191	0	*
OFCO Club IV(7)	256,555	4.99%	53,289	0	*
Perceptive Life Sciences Master Fund, Ltd.(8)	256,555	4.99%	2,841,991	0	*
North Sound Legacy Fund, LLC(9)	256,555	4.99%	63,945	0	*
North Sound Legacy International, Ltd.(9)	256,555	4.99%	1,364,159	0	*
North Sound Legacy Institutional Fund, LLC(9)	256,555	4.99%	703,395	0	*
Pequot Scout Fund, LP(10)	256,555	4.99%	831,285	0	*
Pequot Navigator Offshore Fund, Inc.(10)	256,555	4.99%	385,802	0	*
Pequot Navigator Onshore Fund, LP(10)	256,555	4.99%	204,624	0	*
SDS Capital Group SPC, Ltd.(11)	256,555	4.99%	1,065,750	0	*
Bay Star Capital II, LP(12)	256,555	4.99%	1,065,750	11,400	*
ProMed Partners, LP(13)	256,555	4.99%	475,112	32,133	*
ProMed Partners II, LP(13)	256,555	4.99%	87,607	32,133	*
ProMed Offshore Fund, Ltd.(13)	256,555	4.99%	76,734	32,133	*
Paul Scharfer(13)	256,555	4.99%	177,619	32,133	*
David B. Musket(13)	256,555	4.99%	170,521	32,133	*
Ursus Capital, LP(14)	396,856	8.28%	383,670	386,193	*
Ursus Offshore, Ltd.(14)	396,856	8.28%	330,383	386,193	*
Porter Partners, LP(15)	256,555	4.99%	568,386	35,310	*
EDJ Limited(16)	139,901	2.84%	142,087	4,458	*
SF Capital Partners, Ltd.(17)	256,555	4.99%	1,456,908	255,750	*
Anders Hove(18)	111,592	2.28%	106,576	10,000	*
Paul and Theresa Brown 1994 Trust dated 10/8/94(19)	67,722	1.40%	71,044	0	*
Carpenter 1983 Family Trust UA(20)	256,555	4.99%	275,626	0	*
CA-Shoreline Technology Park Limited Partnership(21)	110,000	2.25%	50,000	0	*
Total			24,302,459

*
Percentages are not shown if holdings total less than 1% of total outstanding shares.

(1)
Includes common stock, Preferred Stock on an as-converted basis and common stock issuable upon exercise of Warrants.

(2)
The conversion of Preferred Stock into common stock and the exercise of the Warrants covered in this table is limited so that no holder of Preferred Stock or Warrants covered by this table may beneficially own (with such holder's affiliates) more than 4.99% of the Company's then-outstanding common stock (the "4.99% limitation"). Each stockholder may waive the 4.99% limitation only upon 61 days' written notice to the Company. The share numbers in this column represent the maximum number of shares of common stock that each selling stockholder subject to the 4.99% limitation could hold upon conversion of its Preferred Stock or exercise of its Warrants, based on 4,884,829 shares of common stock outstanding, and accounting for the shares resulting from the conversion or exercise.

(3)
Assumes the sale of all shares offered hereby.

(4)
Includes (i) 740,250 shares issuable upon the conversion of Preferred Stock held by Xmark Fund, LP; (ii) 926,410 shares issuable upon the conversion of Preferred Stock held by Xmark Fund, Ltd.;

  (iii) 740,250 shares issuable upon the exercise of warrants held by Xmark Fund, LP; (iv) 926,410 shares issuable upon the exercise of warrants held by Xmark Fund, Ltd.; (v) 23,560 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by Xmark Fund, LP for the quarters ended March 31, June 30 and September 30, 2004; and (vi) 29,483 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by Xmark Fund, Ltd. for the quarters ended March 31, June 30 and September 30, 2004, for a total of 3,386,363 shares which would, in aggregate, represent 41.44% of the Company's outstanding common stock. However, the terms of such Preferred Stock and Warrants preclude the holders thereof from converting or exercising (as applicable) its Preferred Stock or Warrants (as applicable) if such conversion or exercise (as applicable) would result in such holder and its affiliates beneficially owning in excess of 4.99% of the Company's outstanding common stock following such conversion or exercise (as applicable), provided that such stockholder may waive the provision upon 61 days' written notice to the Company. On November 3, 2004, Xmark Fund, LP and Xmark Fund, Ltd, provided a written waiver of this limitation to the Company. Accordingly, beginning January 3, 2005, this 4.99% limitation on conversion will no longer apply to the shares of Preferred Stock held by these two funds Also includes (i) 73,783 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by Xmark Fund, LP; and (ii) 92,338 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by Xmark Fund, Ltd. Xmark Asset Management, LLC ("XAM"), serves as investment manager for each of Xmark Fund, LP and Xmark Fund, Ltd., as well as various other private investment funds. Mitchell D. Kaye is the Manager of XAM, and as such, Mr. Kaye possesses the power to vote and direct the disposition of all securities held by Xmark Fund, LP and Xmark Fund, Ltd.

(5)
Includes (i) 16,660 shares issuable upon the conversion of Preferred Stock held by TNC Partners II, LLC; (ii) 16,660 shares issuable upon the exercise of warrants held by TNC Partners II, LLC; and (iii) 531 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by TNC Partners II, LLC for the quarters ended March 31, June 30 and September 30, 2004, for a total of 33,851 shares. Also includes 1,661 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by TNC Partners II, LLC. Paul Siesser is the manager of TNC Partners II, LLC and, as such, possesses the power to vote and direct the disposition of all securities held by TNC Partners II, LLC.

(6)
Includes (i) 500,000 shares issuable upon the conversion of Preferred Stock held by Winchester Global Trust Company Limited as Trustee for Caduceus Capital Trust; (ii) 215,000 shares issuable upon the conversion of Preferred Stock held by Caduceus Capital II, LP; (iii) 500,000 shares issuable upon the conversion of Preferred Stock held by UBS Eucalyptus Fund, LLC; (iv) 60,000 shares issuable upon the conversion of Preferred Stock held by PW Eucalyptus Fund, Ltd; (v) 650,000 shares issuable upon the conversion of Preferred Stock held by Finsbury Worldwide Pharmaceutical Trust; (vi) 75,000 shares issuable upon the conversion of Preferred Stock held by HFC SHC Aggressive; (vii) 500,000 shares issuable upon the exercise of warrants held by Winchester Global Trust Company Limited as Trustee for Caduceus Capital Trust; (viii) 215,000 shares issuable upon the exercise of warrants held by Caduceus Capital II, LP; (ix) 500,000 shares issuable upon the exercise of warrants held by UBS Eucalyptus Fund, LLC; (x) 60,000 shares issuable upon the exercise of warrants held by PW Eucalyptus Fund, Ltd; (xi) 650,000 shares issuable upon the exercise of warrants held by Finsbury Worldwide Pharmaceutical Trust; (xii) 75,000 shares issuable upon the exercise of warrants held by HFC SHC Aggressive; (xiii) 15,913 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by Winchester Global Trust Company as Trustee for Caduceus Capital Trust for the quarters ended March 31, June 30 and September 30, 2004; (xiv) 6,843 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by Caduceus Capital II, LP for the quarters ended March 31, June 30 and September 30, 2004; (xv) 15,913 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by UBS Eucalyptus Fund, Ltd. for the quarters ended March 31, June 30 and September 30, 2004; (xvi) 1,910 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by PW Eucalyptus Fund, Ltd. for the quarters ended March 31, June 30 and September 30, 2004; (xvii) 20,687 shares issued of issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by Finsbury Worldwide Pharmaceutical Trust for the quarters ended March 31, June 30 and September 30, 2004; and (xviii) 2,388 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by HFC SHC Aggressive for the quarters ended March 31, June 30 and September 30, 2004, for a total of 4,063,654 shares which would, in aggregate, represent 45.93% of the Company's outstanding common stock. However, the terms of such Preferred Stock and Warrants preclude the holders thereof from converting or exercising (as applicable) its Preferred Stock or Warrants (as applicable) if such conversion or exercise (as applicable) would result in such holder and its affiliates beneficially owning in excess of 4.99% of the Company's outstanding common stock following such conversion or exercise (as applicable), provided that such stockholder may waive the provision upon 61 days' written notice to the Company. Also includes (i) 49,837 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by Winchester Global Trust Company as Trustee for Caduceus Capital Trust; (ii) 21,430 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by Caduceus Capital II, LP; (iii) 49,837 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by UBS Eucalyptus Fund, Ltd.; (iv) 5,980 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by PW Eucalyptus Fund, Ltd.; (v) 64,788 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by Finsbury Worldwide Pharmaceutical Trust; and (vi) 7,475 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by HFC SHC Aggressive. OrbiMed Advisors LLC and OrbiMed Capital LLC act as investment advisers to certain collective investment funds. Samuel D. Isaly owns a controlling interest in OrbiMed Advisors LLC and OrbiMed Capital LLC. OrbiMed Capital LLC is the investment adviser for Finsbury Worldwide Pharmaceutical Trust and HFC SHC Aggressive. OrbiMed Advisors LLC is the investment adviser for Winchester Global Trust Company. OrbiMed Advisors LLC is also the general partner of Capital II, which is the joint venture partner of UBS Eucalyptus Fund, LLC and of PW Eucalyptus Fund, Ltd. As such, Mr. Isaly has the power to vote and to direct the disposition of all the securities held by Winchester Global Trust Company, UBS Eucalyptus Fund, LLC, PW Eucalyptus Fund, Ltd., Finsbury Worldwide Pharmaceutical Trust and HFC SHC Aggressive.

(7)
Includes (i) 660,650 shares issuable upon the conversion of Preferred Stock held by HealthCap IV Bis, LP; (ii) 914,300 shares issuable upon the conversion of Preferred Stock held by HealthCap IV, LP; (iii) 66,710 shares issuable upon the conversion of Preferred Stock held by HealthCap IV KB; (iv) 25,000 shares issuable upon the conversion of Preferred Stock held by OFCO Club IV; (v) 660,651 shares issuable upon the exercise of warrants held by HealthCap IV Bis, LP; (vi) 914,300 shares issuable upon the exercise of warrants held by HealthCap IV, LP; (vii) 66,709 shares issuable upon the exercise of warrants held by HealthCap IV KB; (viii) 25,000 shares issuable upon the exercise of warrants held by OFCO Club IV; (ix) 21,027 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by HealthCap IV Bis, LP for the quarters ended March 31, June 30 and September 30, 2004; (x) 29,099 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by HealthCap IV, LP for the quarters ended March 31, June 30 and September 30, 2004; (xi) 2,123 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by HealthCap IV KB for the quarters ended March 31, June 30 and September 30, 2004; and (xii) 797 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by OFCO Club IV for the quarters ended March 31, June 30 and September 30, 2004, for a total of 3,386,366 shares which would, in aggregate, represent 41.44% of the Company's outstanding common stock. However, the terms of such Preferred Stock and Warrants preclude the holders thereof from converting or exercising (as applicable) its Preferred Stock or Warrants (as applicable) if such conversion or exercise (as applicable) would result in such holder and its affiliates beneficially owning in excess of 4.99% of the Company's outstanding common stock following such conversion or exercise (as applicable), provided that such stockholder may waive the provision upon 61 days' written notice to the Company. Also includes (i) 65,850 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by HealthCap IV Bis, LP; (ii) 91,131 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by HealthCap IV, LP; (iii) 6,649 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by HealthCap IV KB; and (iv) 2,492 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by OFCO Club IV. HealthCap IV GP S.A. is the general partner of HealthCap IV, L.P. and HealthCap IV Bis, L.P. and possesses, through its board of directors, the power to vote and direct the disposition of all securities held by HealthCap IV, L.P. and HealthCap IV Bis, L.P. The board of directors of Healthcap IV GP S.A., consists of Peder Fredrikson, a Swedish citizen and Francois Kaiser, a Swiss citizen. HealthCap IV GP AB is the general partner of HealthCap IV KB and possesses, through its board of directors, the power to vote and direct the disposition of all securities held by HealthCap IV KB. The board of directors of HealthCap IV GP AB consists of Johan Christenson, Anki Forsberg, Staffan Lindstrand, Magnus Persson, Björn Odlander and Per Samuelsson, each of whom are Swedish citizens. Odlander Fredrikson & Co AB as a member of OFCO Club IV and acting on behalf of the other members of OFCO Club IV has the power to vote and direct the disposition of all securities held by OFCO Club IV. Odlander Fredrikson & Co. AB is in turn controlled by Mr. Fredrikson and Mr. Odlander. Each of HealthCap IV, L.P., HealthCap IV Bis, L.P., HealthCap IV KB and OFCO Club IV are parties to a parallel investment agreement pursuant to which each of them has agreed to invest in parallel. The Odlander, Fredrikson Group acts as investment advisor to each of HealthCap IV, L.P., HealthCap IV Bis, L.P. and HealthCap IV KB.

(8)
Includes (i)1,333,330 shares issuable upon conversion of Preferred Stock held by Perceptive Life Sciences Master Fund, Ltd.; (ii) 1,333,330 shares issuable upon the exercise of warrants held by Perceptive Life Sciences Master Fund, Ltd.; and (iii) 42,434 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by Perceptive Life Sciences Master Fund, Ltd. for the quarters ended March 31, June 30 and September 30, 2004, for a total of 2,709,094 shares which, in aggregate, would represent 36.15% of the Company's outstanding common stock. However, the terms of such Preferred Stock and Warrants preclude the holders thereof from converting or exercising (as applicable) its Preferred Stock or Warrants (as applicable) if such conversion or exercise (as applicable) would result in such holder and its affiliates beneficially owning in excess of 4.99% of the Company's outstanding common stock following such conversion or exercise (as applicable), provided that such stockholder may waive the provision upon 61 days' written notice to the Company. Also includes 132,897 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by Perceptive Life Sciences Master Fund, Ltd. Joseph E. Edelman is the Managing Member of Perceptive Advisors, LLC, the Investment Manager of Perceptive Life Sciences Master Fund, Ltd. ("Perceptive"). As such, Mr. Edelman has sole dispositive and voting authority for all Perceptive's shares.

(9)
Includes (i) 30,000 shares issuable upon the conversion of Preferred Stock held by North Sound Legacy Fund, LLC; (ii) 640,000 shares issuable upon the conversion of Preferred Stock held by North Sound Legacy International, Ltd.; (iii) 330,000 shares issuable upon the conversion of Preferred Stock held by North Sound Legacy Institutional Fund, LLC; (iv) 30,000 shares issuable upon the exercise of warrants held by North Sound Legacy Fund, LLC; (v) 640,000 shares issuable upon the exercise of warrants held by North Sound Legacy International, Ltd.; (vi) 330,000 shares issuable upon the exercise of warrants held by North Sound Legacy Institutional Fund, LLC; (vii) 955 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by North Sound Legacy Fund, LLC for the quarters ended March 31, June 30 and September 30, 2004; (viii) 20,368 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by North Sound Legacy International, Ltd. for the quarters ended March 31, June 30 and September 30, 2004; and (ix) 10,503 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by North Sound Legacy Institutional Fund, LLC for the quarters ended March 31, June 30 and September 30, 2004, for a total of 2,031,826 shares which, in aggregate, would represent 29.81% of the Company's outstanding common stock. However, the terms of such Preferred Stock and Warrants preclude the holders thereof from converting or exercising (as applicable) its Preferred Stock or Warrants (as applicable) if such conversion or exercise (as applicable) would result in such holder and its affiliates beneficially owning in excess of 4.99% of the Company's outstanding common stock following such conversion or exercise (as applicable), provided that such stockholder may waive the provision upon 61 days' written notice to the Company. Also includes (i)2,990 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by North Sound Legacy Fund, LLC; (ii) 63,791 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by North Sound Legacy International, Ltd.; and (iii) 32,892 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by North Sounds Legacy Institutional Fund, LLC. North Sound Capital LLC is the investment advisor of North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC, and North Sound Legacy International Ltd. Thomas McAuley is the managing member of North Sound Capital LLC, and is the individual with the power to vote and to direct the disposition of all securities held by North Sound Legacy Fund, LLC, North Sound Legacy International, Ltd. and North Sound Legacy Institutional Fund, LLC.

(10)
Includes (i) 390,000 shares issuable upon the conversion of Preferred Stock held by Pequot Scout Fund, LP; (ii) 181,000 shares issuable upon the conversion of Preferred Stock held by Pequot Navigator Offshore Fund, Inc.; (iii) 96,000 shares issuable upon the conversion of Preferred Stock held by Pequot Navigator Onshore Fund, LP; (iv) 390,000 shares issuable upon the exercise of warrants held by Pequot Scout Fund, LP; (v) 181,000 shares issuable upon the exercise of warrants held by Pequot Navigator Offshore Fund, Inc.; (vi) 96,000 shares issuable upon the exercise of warrants held by Pequot Navigator Onshore Fund, LP; (vii) 12,412 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by Pequot Scout Fund for the quarters ended March 31, June 30 and September 30, 2004; (viii) 5,761 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by Pequot Navigator Offshore Fund, Inc. for the quarters ended March 31, June 30 and September 30, 2004; and (ix) 3,056 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by Pequot Navigator Onshore Fund, LP for the quarters ended March 31, June 30 and September 30, 2004, for a total of 1,355,229 shares which would, in aggregate, represent 22.07% of the Company's outstanding common stock. However, the terms of such Preferred Stock and Warrants preclude the holders thereof from converting or exercising (as applicable) its Preferred Stock or Warrants (as applicable) if such conversion or exercise (as applicable) would result in such holder and its affiliates beneficially owning in excess of 4.99% of the Company's outstanding common stock following such conversion or exercise (as applicable), provided that such stockholder may waive the provision upon 61 days' written notice to the Company. Also includes (i) 38,873 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by Pequot Scout Fund, LP; (ii) 18,041 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by Pequot Navigator Offshore Fund, Inc.; and (iii) 9,568 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by Pequot Navigator Onshore Fund, LP. Arthur J. Samberg is the sole owner of Pequot Capital Management, Inc., which is the investment manager/advisor to the Pequot Funds, and as such, possesses the sole power to vote and to direct the disposition of all the securities held by Pequot Scout Fund, LP, Pequot Navigator Offshore Fund, Inc. and Pequot Navigator Onshore Fund, LP. Mr. Samberg disclaims beneficial ownership of any of these securities, except to the extent of his pecuniary interest.

(11)
Includes (i) 500,000 shares issuable upon conversion of Preferred Stock held by SDS Capital Group SPC, Ltd.; (ii) 500,000 shares issuable upon the exercise of warrants held by SDS Capital Group SPC, Ltd.; and (iii) 15,913 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by SDS Capital Group SPC Ltd. for the quarters ended March 31, June 30 and September 30, 2004, for a total of 1,015,913 shares which, in aggregate, would represent 17.51% of the Company's outstanding common stock. However, the terms of such Preferred Stock and Warrants preclude the holders thereof from converting or exercising (as applicable) its Preferred Stock or Warrants (as applicable) if such conversion or exercise (as applicable) would result in such holder and its affiliates beneficially owning in excess of 4.99% of the Company's outstanding common stock following such conversion or exercise (as applicable), provided that such stockholder may waive the provision upon 61 days' written notice to the Company. Also includes 49,837 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by SDS Capital Group SPC, Ltd. SDS Management, LLC is the investment advisor to SDS Capital Group SPC, Ltd. Steve Derby is the sole managing member of SDS Management, LLC, and as such, is the individual with the power to vote and to direct the disposition of all securities owned by SDS Capital Group SPC, Ltd.

(12)
Includes (i) 500,000 shares issuable upon conversion of Preferred Stock held by Bay Star Capital II, LP; (ii) 500,000 shares issuable upon the exercise of warrants held by Bay Star Capital II,LP; (iii) 11,400 shares of common stock held by Bay Star Capital II, LP; and (iv) 15,913 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by Bay Star Capital II, LP for the quarters ended March 31, June 30 and September 30, 2004, for a total of 1,027,313 shares which, in aggregate, would represent 17.71% of the Company's outstanding common stock. However, the terms of such Preferred Stock and Warrants preclude the holders thereof from converting or exercising (as applicable) its Preferred Stock or Warrants (as applicable) if such conversion or exercise (as applicable) would result in such holder and its affiliates beneficially owning in excess of 4.99% of the Company's outstanding common stock following such conversion or exercise (as applicable), provided that such stockholder may waive the provision upon 61 days' written notice to the Company. Also includes 49,837 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by Bay Star Capital II, LP. BayStar Capital Management, LLC is the General Partner of BayStar Capital II, L.P. Lawrence Goldfarb, Steven M. Lamar, and Bay East, L.P. are the managing members of BayStar Capital Management, LLC. Steve Derby is the General Partner of Bay East, L.P. As such, Lawrence Goldfarb, Steven M. Lamar, and Steve Derby are the individuals with the power to vote and to direct the disposition of all securities owned by Bay Star Capital II, LP.

(13)
Includes (i) 222,900 shares issuable upon the conversion of Preferred Stock held by ProMed Partners, LP; (ii) 41,100 shares issuable upon the conversion of Preferred Stock held by ProMed Partners II, LP.; (iii) 36,000 shares issuable upon the conversion of Preferred Stock held by ProMed Offshore Fund, Ltd.; (iv) 83,330 shares issuable upon conversion of Preferred Stock held by Paul Scharfer; (v) 80,000 shares issuable upon conversion of Preferred Stock held by David B. Musket; (vi) 222,900 shares issuable upon the exercise of warrants held by ProMed Partners LP; (vii) 41,100 shares issuable upon the exercise of warrants held by ProMed Partners II, LP.; (viii) 36,000 shares issuable upon the exercise of warrants held by ProMed Offshore Fund, Ltd.; (ix) 83,330 shares issuable upon the exercise of warrants held by Paul Scharfer; (x) 80,000 shares issuable upon the exercise of warrants held by David B. Musket; (xi) 28,800 shares of common stock held by ProMed Partners II LP; (xii) 3,333 shares of common stock held by David B. Musket; (xiii) 7,095 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by ProMed Partners, LP for the quarters ended March 31, June 30 and September 30, 2004; (xiv) 1,310 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by Promed Partners II, LP for the quarters ended March 31, June 30 and September 30, 2004; (xv) 1,146 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by Promed Offshore Fund, Ltd. for the quarters ended March 31, June 30 and September 30, 2004; (xvi) 2,653 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by Paul Scharfer for the quarters ended March 31, June 30 and September 30, 2004; and (xvii) 2,547 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by David B. Musket for the quarters ended March 31, June 30 and September 30, 2004, for a total of

  973,544 shares which would, in aggregate, represent 17.00% of the Company's outstanding common stock. However, the terms of such Preferred Stock and Warrants preclude the holders thereof from converting or exercising (as applicable) its Preferred Stock or Warrants (as applicable) if such conversion or exercise (as applicable) would result in such holder and its affiliates beneficially owning in excess of 4.99% of the Company's outstanding common stock following such conversion or exercise (as applicable), provided that such stockholder may waive the provision upon 61 days' written notice to the Company. Also includes (i) 22,217 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by ProMed Partners, LP; (ii) 4,097 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by Promed Partners II, LP; (iii) 3,588 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by Promed Offshore Fund, Ltd.; (iv) 8,306 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by Paul Scharfer; and (v) 7,974 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by David B. Musket. ProMed Partners, L.P., ProMed Partners II, L.P. and ProMed Offshore Fund, Ltd. are managed by ProMed Management, Inc. Barry Kurokawa and David B. Musket are the investment managers of ProMed Management, Inc. and as such, Mr. Kurokawa and Mr. Musket possess the power to vote and to direct the disposition of all securities held by ProMed Partners, L.P., ProMed Partners II, L.P., and ProMed Offshore Fund, Ltd.

(14)
Includes (i) 232,855 shares of common stock held by Ursus Capital LP; (ii) 153,338 shares of common stock held by Ursus Offshore Ltd.; (iii) 5,729 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by Ursus Capital LP for the quarters ended March 31, June 30 and September 30, 2004; (iv) 4,934 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by Ursus Offshore, Ltd. for the quarters ended March 31, June 30 and September 30, 2004; (v) 180,000 shares issuable upon the conversion of Preferred Stock held by Ursus Capital LP; (vi) 155,000 shares issuable upon the conversion of Preferred Stock held by Ursus Offshore, Ltd.; (vii) 180,000 shares issuable upon the exercise of warrants held by Ursus Capital, LP; and (viii) 155,000 shares issuable upon the exercise of warrants held by Ursus Offshore, Ltd., for a total of 1,066,856 shares which would, in aggregate, represent 19.52% of the Company's outstanding common stock. However, the terms of such Preferred Stock and Warrants preclude the holders thereof from converting or exercising (as applicable) its Preferred Stock or Warrants (as applicable) if such conversion or exercise (as applicable) would result in such holder and its affiliates beneficially owning in excess of 4.99% of the Company's outstanding common stock following such conversion or exercise (as applicable), provided that such stockholder may waive the provision upon 61 days' written notice to the Company. Also includes (i) 17,941 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by Ursus Capital LP; and (ii) 15,449 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by Ursus Offshore, Ltd. Ursus Capital, L.P. is managed by Ursus Capital Management LLC. Mr. Evan Sturza is the sole member of Ursus Capital Management LLC, and possesses the power to vote and to direct the disposition of all securities held by Ursus Capital, L.P. Ursus Offshore, Ltd. is managed by Ursus Capital Management Corp. Evan Sturza is the investment manager of Ursus Capital Management Corp. and possesses the power to vote and to direct the disposition of all securities held by Ursus Offshore Ltd.

(15)
Includes (i) 266,660 shares issuable upon conversion of Preferred Stock held by Porter Partners, LP; (ii) 266,660 shares issuable upon exercise of warrants held by Porter Partners, LP; (iii) 35,310 shares of common stock held by Portner Partners, LP; and (iv) 8,487 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by Porter Partners, LP for the quarters ended March 31, June 30 and September 30, 2004, for a total of 577,117 shares which, in aggregate, would represent 10.83% of the Company's outstanding common stock. However, the terms of such Preferred Stock and Warrants preclude the holders thereof from converting or exercising (as applicable) its Preferred Stock or Warrants (as applicable) if such conversion or exercise (as applicable) would result in such holder and its affiliates beneficially owning in excess of 4.99% of the Company's outstanding common stock following such conversion or exercise (as applicable), provided that such stockholder may waive the provision upon 61 days' written notice to the Company. Also includes 26,579 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by Porter Partners, LP. Jeffrey H. Porter has the sole power to vote and to direct the disposition of all securities held by Porter Partners, L.P.

(16)
Includes (i) 66,660 shares issuable upon the conversion of Preferred Stock held by EDJ Limited; (ii) 66,660 shares issuable upon the exercise of warrants held by EDJ Limited; (iii) 4,458 shares of common stock held by EDJ Limited; and (iv) 2,123 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by EDJ Limited for the quarters ended March 31, June 30 and September 30, 2004, for a total of 139,901 shares. Also includes 6,644 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by EDJ Limited. Jeffrey H. Porter has the sole power to vote and to direct the disposition of all securities held by EDJ Limited.

(17)
Includes (i) 684,100 shares issuable upon the conversion of Preferred Stock held by SF Capital Partners, Ltd.; (ii) 1,107,967 shares issuable upon exercise of warrants held by SF Capital Partners, Ltd.; and (iii) 20,522 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by SF Capital Partners, Ltd. for the quarters ended March 31, June 30 and September 30, 2004, for a total of 1,812,589 shares which, in aggregate, would represent 27.47% of the Company's outstanding common stock. However, the terms of such Preferred Stock and Warrants preclude the holders thereof from converting or exercising (as applicable) its Preferred Stock or Warrants (as applicable) if such conversion or exercise (as applicable) would result in such holder and its affiliates beneficially owning in excess of 4.99% of the Company's outstanding common stock following such conversion or exercise (as applicable), provided that such stockholder may waive the provision upon 61 days' written notice to the Company. In addition, no warrant issued to SF Capital can be exercised if it would result in SF Capital and/or its affiliates beneficially owning more than 9.999% of our outstanding common stock. This provision cannot be waived. Also includes 68,186 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by SF Capital Partners, Ltd. Michael A. Roth and Brian J. Stark have the power to vote and to direct the disposition of all securities owned by SF Capital Partners Ltd.

(18)
Includes (i) 50,000 shares issuable upon the conversion of Preferred Stock held by Anders Hove; (ii) 50,000 shares issuable upon the exercise of warrants held by Anders Hove; (iii) 10,000 shares of common stock held by Anders Hove; (iv) 1,592 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by Anders Hove for the quarters ended March 31, June 30 and September 30, 2004, for a total of 111,592 shares. Also includes 4,984 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by Anders Hove.

(19)
Includes (i) 33,330 shares issuable upon the conversion of Preferred Stock held by the Paul and Theresa Brown 1994 Trust dated 10/8/94; (ii) 33,330 shares issuable upon the exercise of warrants held by the Paul and Theresa Brown 1994 Trust dated 10/8/94; (iii) 1,062 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by the Paul and Theresa Brown 1994 Trust dated 10/8/94 for the quarters ended March 31, June 30 and September 30, 2004, for a total of 67,722 shares. Also includes 3,322 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by the Paul and Theresa Brown Trust dated 10/8/94. Paul Brown and Theresa Brown have the power to vote and to direct the disposition of all securities held by the Paul and Theresa Brown 1994 Trust dated 10/8/94.

(20)
Includes (i)171,550 shares issuable upon the conversion of Preferred Stock held by the Carpenter 1983 Family Trust UA; (ii) 82,129 shares upon exercise of warrants held by the Carpenter Family

  Trust UA; and (iii) 4,849 shares issued or issuable in lieu of the cash payment of quarterly dividends on the Preferred Stock held by the Carpenter 1983 Family Trust UA for the quarters ended March 31, June 30 and September 30, 2004, for a total of 258,528 shares which, in the aggregate, would represent 5.13% of the Company's outstanding common stock. However, the terms of the Preferred Stock precludes the conversion into common stock if it would result in such holder and its affiliates beneficially owning in excess of 4.99% of the Company's outstanding common stock following such conversion, provided that such stockholder may waive the provision upon 61 days' written notice to the Company. Also includes 17,098 shares potentially issuable in lieu of the cash payment of future quarterly dividends on the Preferred Stock held by the Carpenter 1983 Family Trust UA. Peter Carpenter and Jane E. Shaw have the power to vote and to direct the disposition of all securities held by the Carpenter 1983 Family Trust UA.

(21)
Marsha C. Williams is the only individual authorized to direct the disposition of the shares offered hereby. Ms. Williams and Richard C. Kincaid, Peyton H. Owen, Jeffrey L. Johnson, and, if the value of the shares is less than $1,000,000, Matthew T. Gworek, Shobi S. Khan and J. Michael Lynch have the authority to exercise voting power over the shares offered hereby.

QuickLinks

SELLING STOCKHOLDERS